Exhibit 99.4

Risk FACTORS

Introductory Note

References to “we,” “our,” “us” and “ABTC” refer to American Bitcoin Corp. (formerly known as Gryphon Digital Mining, Inc.), together with its subsidiaries.

On September 3, 2025, we completed our stock-for-stock merger transactions (the “Mergers”) pursuant to the Agreement and Plan of Merger, dated as of May 9, 2025 (the “Merger Agreement”), by and among us, GDM Merger Sub I Inc., GDM Merger Sub II LLC and pre-merger American Bitcoin Corp. (“Historical ABTC”), pursuant to which we acquired Historical ABTC and we changed our name from Gryphon Digital Mining, Inc. to American Bitcoin Corp. Shortly before the closing of the Mergers, we effected a 5-for-1 reverse stock split of our common stock (the “Reverse Stock Split”) and our common stock was reclassified as Class A common stock. At the closing of the Mergers (the “Closing”), we issued shares of Class A common stock, par value $0.0001 per share (our “Class A common stock”) and Class B common stock, par value $0.0001 per share (our “Class B Common Stock”) to Historical ABTC stockholders based upon an agreed exchange ratio specified in the Merger Agreement. In connection with the closing of the Mergers, our Class A common stock began trading on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “ABTC.”

We are faced with a market environment that cannot be predicted and that involves significant risks and uncertainties, many of which will be beyond our control. Investing in our Class A common stock involves a high degree of risk. Our business, prospects, financial condition and results of operations could be materially and adversely affected by a manifestation of any of these risks and uncertainties. In any such event, the trading price of our Class A common stock would likely decline and you might lose all or part of your investment. The risks described below are certain material risks, although not the only risks, relating to us. You should carefully consider the material risks, events and uncertainties that make an investment in us speculative or risky described below. You should also read and consider the additional information about us set forth in the Current Report on Form 8-K to which this Exhibit is attached, filed by us on September 3, 2025 (the “Current Report”), and the other filings we have made with the SEC at www.sec.gov. This Exhibit contains forward-looking statements that involve risks and uncertainties. Our results could materially differ from those anticipated in these forward-looking statements, as a result of certain factors including the risks described below and our other SEC filings. The risks and uncertainties described below are not the only ones we may face. Our operations could also be affected by factors, events or uncertainties that are not presently known to us or we currently do not consider to present significant risks to our business. Therefore, you should not consider the following risks to be a complete statement of all the potential risks or uncertainties that we may face.

Glossary

“1940 Act” means the Investment Company Act of 1940.

“2025 Plan” means the amendment and restatement of the Gryphon Digital Mining, Inc. 2024 Omnibus Incentive Plan, referred to as the Amended and Restated American Bitcoin Corp. 2025 Omnibus Incentive Plan.

“ABH” means American Bitcoin Holdings, LLC, a wholly owned subsidiary of Hut 8.

“ABTC Bitmain Purchase Agreement” means the On-Rack Sales and Purchase Agreement entered into between Historical ABTC and Bitmain to purchase the Bitmain Miners in one or more tranches for a total purchase price of up to approximately $320 million.

“ADC” means American Data Centers Inc., a Delaware corporation.

“ASU” means an Accounting Standards Update issued by FASB.

“Bitcoin miner” means Bitcoin mining computer.

“Bitmain” means Bitmain Technologies Limited.

“Bitmain Miners” means up to 17,280 Antminer U3S21EXPH Bitcoin miners.

“Board” means the board of directors of ABTC.

“BSA” means the U.S. Bank Secrecy Act.

“CEA” means the U.S. Commodities Exchange Act of 1936.

“Contributions” means the Stock Purchase and Contribution Agreement dated March 31, 2025, by and between ABH and ADC, pursuant to which ABH contributed to ADC substantially all of the Bitcoin miners then wholly owned by Hut 8 and its affiliates, at an aggregate book value of approximately $120 million, in exchange for newly issued shares of Historical ABTC Class B Common Stock representing, in the aggregate, 80.0% of the issued and outstanding capital stock of ADC.

“EH/s” means exahash per second, which is a unit of measurement for measuring the speed at which cryptocurrency mining hardware operates.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exclusivity Agreement” means the Exclusivity Agreement, dated March 31, 2025, by and between Historical ABTC and Hut 8, that, until such time as both the MMSA and the MCSA (or any successor agreements) have expired or been terminated, Hut 8 and its affiliates will be the exclusive providers to us of (i) hosting and colocation services with respect to all digital asset mining equipment owned by us and (ii) digital asset mining operations services, whether pursuant to the MMSA or otherwise.

“FinCEN” means the Financial Crimes Enforcement Network.

“Foundry” means Foundry Digital LLC.

“Halving” means the process incorporated into many proof-of-work consensus algorithms that reduces the coin reward paid to Bitcoin miners over time according to a pre-determined schedule.

“Historical ABTC Common Stock” means the Class A Common Stock, par value $0.0001 per share, and Class B Common Stock, par value $0.0001 per share, of Historical ABTC.

“Hut 8” means Hut 8 Corp.

“Independent Directors” means a person other than one of our Executive Officers or employees or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, pursuant to the Nasdaq Corporate Governance Rules.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement, dated as of May 9, 2025, by and among the pre-Mergers Company, Historical ABTC and the holders of Historical ABTC Class B Common Stock, other than ABH.

“J/TH” means joules per Terahash, which is a unit of measurement for measuring the speed at which cryptocurrency mining hardware operates.

“MCSA” means Master Colocation Services Agreement, dated March 31, 2025, by and between Historical ABTC and US. Data Mining Group, Inc.

“MMSA” means the Master Management Services Agreement, dated March 31, 2025, by and between Historical ABTC and USDMG.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shared Services Agreement” means the Services Agreement, dated March 31, 2025, by and between Historical ABTC and USDMG.

“Voting Threshold Date” means the date at which the holders of Class B Common Stock cease to represent at least 50% of the total voting power of the outstanding shares of capital stock of ABTC then entitled to vote generally in the election of directors.

Risk Factors

Risks Related to Bitcoin

We presently, and we expect to continue to be, highly concentrated in Bitcoin. Bitcoin is a highly volatile asset and fluctuations in the price of Bitcoin are likely to influence our business, financial condition and results of operations and the value of our securities.

Our investments are expected to be highly concentrated in a single asset, Bitcoin. We generate revenue from Bitcoin rewards that we earn through mining in facilities operated and managed by Hut 8. We also acquire additional Bitcoin through at-market purchases to build our strategic reserve of Bitcoin. However, Bitcoin is a highly volatile asset and fluctuations in the price of Bitcoin are likely to influence our business, financial condition and results of operations and the value of our securities. Our business, financial condition and results of operations and the value of our securities would be adversely affected if the price of Bitcoin decreased substantially, including as a result of:

●	decreased user and investor confidence in Bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, Bitcoin miners and investors, (ii) actual or expected significant dispositions of Bitcoin by large holders, including vehicles investing in Bitcoin or tracking Bitcoin markets and (iii) actual or perceived manipulation of the spot or derivative markets for Bitcoin or spot Bitcoin exchange traded products;

●	negative publicity, media coverage or sentiment due to events in or relating to or perception of, Bitcoin or the broader digital assets industry, for example, (i) public perception that Bitcoin can be used as a vehicle to circumvent sanctions or to fund criminal or terrorist activities; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the Bitcoin ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX and its affiliates; and (iv) the actual or perceived environmental impact of Bitcoin mining and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations and other actors related to the energy resources consumed in the Bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of Bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability or energy efficiency, that feature other more favored characteristics, that are backed by governments or reserves of fiat currencies or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins or the crash or unavailability of stablecoins that are used as a medium of exchange for Bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of Bitcoin or adversely affect investor confidence in digital assets generally;

●	disruptions, failures, unavailability or interruptions in service of Bitcoin exchanges;

●	cyber theft of Bitcoin from online wallet providers or news of such theft from such providers or from individuals’ online wallets;

●	the filing for bankruptcy protection by, liquidation of or market concerns about the financial viability of digital asset custodians, exchanges, lending platforms, investment funds or other digital asset industry participants;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of Bitcoin or that adversely affect the operations of or otherwise prevent digital asset custodians, exchanges, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of Bitcoin, including block reward halving events or increases in the costs associated with Bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the Bitcoin network;

●	scaling challenges, including transaction congestion or slow settlement times and higher transaction fees, associated with processing transactions on the Bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions.

In addition, we adopted ASU 2023-08, Intangibles - Goodwill and Other - Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 requires us to measure our Bitcoin holdings at fair value in our combined balance sheet, with gains and losses in the fair value of our Bitcoin recognized in net income for each reporting period. The price of Bitcoin has historically been subject to dramatic price fluctuations and is highly volatile and may cause our quarterly results to fluctuate significantly, which could have an adverse effect on the value of our securities. We expect the adoption of ASU 2023-08 will increase the volatility of our financial results. As a result, our Bitcoin holdings have and may in the future significantly affected our financial results and if we continue to increase our overall Bitcoin holdings pursuant to our strategy, those holdings may have an even greater impact on our financial results and the value of our securities.

If we fail to grow our hashrate, we may be unable to compete and our business, financial condition and results of operations could suffer.

Generally, a Bitcoin miner’s chance of solving a block on the Bitcoin blockchain and earning a Bitcoin reward is a function of the Bitcoin miner’s hashrate (i.e., the amount of computing power devoted to supporting the Bitcoin blockchain), relative to the global network hashrate. As demand for Bitcoin has increased, the global network hashrate has increased and to the extent more adoption of Bitcoin occurs, we would expect the demand for Bitcoin would increase, drawing more mining companies into the industry and further increasing the global network hashrate. As new and more powerful Bitcoin miners are deployed, the global network hashrate will continue to increase, meaning a Bitcoin miner’s percentage of the total daily rewards will decline unless it deploys additional hashrate at pace with the growth of global hashrate. Accordingly, to compete, we believe we will need to continue to acquire new Bitcoin miners, both to replace those lost to ordinary wear-and-tear and other damage and to increase our hashrate to keep up with a growing global network hashrate. However, there can be no assurance that we will have the resources to acquire new Bitcoin miners and increase our hashrate in order to maintain the profitability of our mining operations. See “— We may be unable to purchase Bitcoin miners at scale or face delays or difficulty in obtaining new Bitcoin miners at scale.”

Furthermore, predicting the growth in network hashrate is extremely difficult. Generally, we would expect hashrate increases to be correlated with increases in Bitcoin price, but that has not always been the case, including during recent periods of time during 2022 and 2023. To the extent that hashrate increases but the price of Bitcoin does not, there can be no assurance that we will be able to recover our investment in the hardware and processing power required to upgrade our mining operations and the results of our Bitcoin mining operations will suffer.

We may be unable to purchase Bitcoin miners at scale or face delays or difficulty in obtaining new Bitcoin miners at scale.

Our Bitcoin mining operations can only be profitable if the costs, inclusive of hardware and electricity costs, associated with mining Bitcoin are lower than the price of the Bitcoin mined at the time of sale. As the cost of obtaining new Bitcoin miners increases, the cost of producing Bitcoin also increases. For example, Bitcoin miners experience ordinary wear-and-tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control. Additionally, as technology evolves, we may acquire newer models of Bitcoin miners to remain competitive in the market. The continual upgrade and refresh of mining machines requires substantial capital investment and we may face challenges in doing so on a timely basis based on the price and availability of new Bitcoin miners and our access to adequate capital resources. There have previously been periods of shortage in new Bitcoin miners available for purchase and a delay in delivery schedules for new Bitcoin miner purchases.

There is no assurance that Bitcoin miner manufacturers or any other equipment manufacturers will be able to keep pace with potential surges in demand for mining equipment. It is uncertain how manufacturers will respond to increased global demand and whether they fulfill purchase orders fully and in a timely manner. For example, on August 5, 2025, pursuant to the ABTC Bitmain Purchase Agreement, Historical ABTC purchased 16,299 Bitmain Antminer U3S21EXPH Bitcoin miners, representing approximately 14.02 EH/s, for a total purchase price of approximately $314 million, other than a deposit and certain expenses of approximately $46 million previously paid to Bitmain by Hut 8, paid through the pledge of Bitcoin at a mutually agreed upon fixed price. Pursuant to the ABTC Bitmain Purchase Agreement, we must purchase approximately 981 additional Bitmain Antminer U3S21EXPH Bitcoin miners on or before October 5, 2025, and such Bitcoin miners may be purchased with cash and/or by pledging Bitcoin. However, there is no assurance that Bitmain will be able to fulfill deliveries of Bitcoin miners to us fully and in a timely manner. Supply chain issues or geopolitical matters, including the relationship of the United States and Canada between each other and with China and other countries may also impact equipment manufacturers’ ability to fully and timely fulfill purchase orders. In the event that Bitcoin miner manufacturers or other suppliers are not able to keep pace with or fail to satisfy, demand, we may not be able to purchase Bitcoin miners or other equipment in sufficient quantities or on the delivery schedules required to meet our business needs. Bitcoin miner manufacturers may require advance deposits for Bitcoin miner purchases. Therefore, we may need to tie up significant amounts of capital for prolonged periods before we receive and are able to deploy purchased Bitcoin miners to generate revenue. Should any suppliers default on purchase agreements with us, we may need to pursue recourse under international jurisdictions, which could be costly and time-consuming. The outcome of any actions initiated in such international jurisdictions and our ability to enforce judgments (if any) issued in our favor on such jurisdictions is inherently uncertain given differences in legal systems, biases against foreign litigants in certain jurisdictions and other factors outside our control. Furthermore, there is no guarantee that we would succeed in recovering any of the deposits paid for such purchases, including our Bitcoin pledged under the ABTC Bitmain Purchase Agreement, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to additional risks associated with holding Bitcoin for our own account and with pledging our Bitcoin.

Our Bitcoin are not insured and we do not hold our Bitcoin with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, our Bitcoin are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. Instead, we safeguard and keep our Bitcoin private by utilizing storage solutions provided by custodians, including Coinbase Custody Trust Company, LLC and Anchorage Digital Bank N.A. Although our Bitcoin custodians use security procedures with various elements, such as redundancy, segregation and cold storage, to minimize the risk of loss, damage and theft, neither the custodians nor we can guarantee the prevention of such loss, damage or theft, whether caused intentionally, accidentally or by force majeure. In light of the significant amount of Bitcoin we hold and expect to continue to hold, these additional risks, including security breaches or cyberattacks or the risk that our Bitcoin could be determined to be property of a bankruptcy estate, are of particular concern and any loss, whether temporary or permanent, of our Bitcoin could adversely affect our business, financial condition and results of operations.

In addition, we pledge, and may in the future pledge, some of our Bitcoin in transactions with counterparties. For example, on August 5, 2025, in connection with the purchase of 16,299 Bitmain Antminer U3S21EXPH Bitcoin miners pursuant to ABTC Bitmain Purchase Agreement, Historical ABTC paid the total purchase price of approximately $314 million, other than a deposit and certain expenses of approximately $46 million previously paid to Bitmain by Hut 8, paid through the pledge of approximately 2,234 Bitcoin to Bitmain at a mutually agreed upon fixed price. Such pledging activity requires us to rely on the security protocols and internal controls of counterparties or trading platforms to safeguard our Bitcoin. Such counterparties and/or trading platforms may be subject to hacks resulting in the loss of digital assets and they may be undercapitalized or over-exposed, such that they may not have adequate insurance necessary to cover any loss or may not compensate for loss where permitted under the laws of the relevant jurisdiction. In addition, malicious actors may be able to intercept our Bitcoin when we pledge or otherwise transfer our Bitcoin in connection with such transactions. Credit risk also arises from our practice of pledging Bitcoin, including pursuant to the ABTC Bitmain Purchase Agreement. Counterparties to whom Bitcoin is pledged could default on their obligations to us, which could result in material losses. Our ability to monitor the credit quality and default risk of our counterparties is limited, and our ability to recover such Bitcoin collateral could be impacted by our counterparties’ financial health and operational stability, and if such counterparties experience financial distress, insolvency or bankruptcy, we may be unable to recover our Bitcoin, in which events, our recourse may be limited and could be time-consuming, costly and uncertain in outcome.

Bitcoin may only be controlled by the possessor of both the unique public key and private key relating to the local or online digital wallet in which they are held. We are required to publish the public key relating to a digital wallet in use once we first verify a spending transaction from that digital wallet and broadcasts such information into the respective network. We safeguard the private keys relating to our Bitcoin by relying on our custody providers. However, to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access our Bitcoin and the private key will not be capable of being restored by the Bitcoin network. Any loss of private keys relating to digital wallets used to store our Bitcoin could adversely affect our business, financial condition and results of operations.

Bitcoin and other blockchain-based digital assets have been and may in the future be, subject to security breaches, cyberattacks or other malicious activities. A successful security breach or cyberattack on us or our custodians could result in a partial or total loss of our Bitcoin in a manner that may not be covered by insurance or indemnity provisions of the custody agreement with a custodian who holds our Bitcoin. Access to our Bitcoin could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Such a loss could have a material adverse effect on our business, financial condition and results of operations.

In addition, we believe that existing law and the terms and conditions of our contractual arrangements with our custodians would not result in the Bitcoin held by our custodians being considered part of the custodian’s bankruptcy estate were the custodian to file for bankruptcy. However, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts and, if our custodially-held Bitcoin were, in the event of a bankruptcy of any of our custodians, nevertheless considered to be the property of a bankruptcy estate, the Bitcoin custodially-held on our behalf could be subject to bankruptcy proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Bitcoin. Any such outcome could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, we may temporarily store all or a portion of our Bitcoin on various digital asset trading platforms, which requires us to rely on the security protocols and internal controls of these trading platforms to safeguard our Bitcoin. Such trading platforms have been subject to hacks resulting in the loss of digital assets in the past and they may be undercapitalized or over-exposed, as seen with FTX, such that they may not have adequate insurance necessary to cover any loss or may not compensate for loss where permitted under the laws of the relevant jurisdiction. In addition, malicious actors may be able to intercept our Bitcoin when we transact in or otherwise transfer our Bitcoin via such trading platforms. An actual or perceived security breach or data security incident at the digital asset trading platforms with which we have accounts could harm our ability to operate, result in loss of our assets, damage our reputation and negatively affect the market perception of our effectiveness, all of which could adversely affect our business, financial condition and results of operations.

Further, it is possible that, through computer or human error, theft or other criminal action, our Bitcoin could be transferred in incorrect amounts or to unauthorized third parties or accounts. In general, Bitcoin transactions are irrevocable and stolen or incorrectly transferred Bitcoin may be irretrievable and we may have extremely limited or no effective means of recovering such Bitcoin. As a result, any incorrectly executed or fraudulent Bitcoin transactions could adversely affect our business, financial condition and results of operations.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in Bitcoin.

We compete with other users and/or companies that are mining Bitcoin and we also face significant competition from other users and/or companies that are processing transactions on one or more digital asset networks, as well as other potential financial vehicles, including securities, derivatives or futures backed by or linked to, digital assets through entities such as exchange-traded funds. For instance, on January 10, 2024, the SEC approved the listing and trading of spot Bitcoin exchange-traded products (“ETPs”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Bitcoin as well as a decline in the value of such securities relative to the value of Bitcoin holdings.

Investors may view our Class A common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of such securities. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level as we will be, or the other risk factors applicable to an operating business. Additionally, unlike spot Bitcoin ETPs, we (i) do not seek for our securities to track the value of the underlying Bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to any of our securities.

Market and financial conditions and other conditions beyond our control may make it more attractive to invest in other financial vehicles or to invest in Bitcoin directly. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our strategy or operate at all or to establish or maintain a market for our securities. Such circumstances could have a material adverse effect on our business, financial condition and results of operations and potentially the value of any Bitcoin that we mine or otherwise acquire or hold for our own account, ultimately harming our investors.

The further development and acceptance of the Bitcoin network and other digital assets is subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of Bitcoin and other digital asset systems may adversely affect our business, financial condition and results of operations.

The use of digital assets to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets, including Bitcoin, based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general and the use of Bitcoin in particular, is subject to a high degree of uncertainty and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably.

During 2022 and early 2023, some well-known digital asset market participants, including Celsius Network, Voyager Digital Ltd., Three Arrows Capital and Genesis Global Holdco LLC, declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem, negative publicity surrounding digital assets more broadly, decreased liquidity and extreme price volatility. There was no direct material impact on our business from such bankruptcies, however, we may be impacted indirectly.

Furthermore, the closure and temporary shutdown of major digital asset exchanges and trading platforms, such as FTX Trading Ltd. (“FTX”), due to fraud or business failure, disrupted investor confidence in digital assets and led to a rapid escalation of oversight of the digital asset industry. Thus, the failures of key market participants and systemic contagion risk is expected to, as a consequence, invite stricter regulatory scrutiny. This could have a negative impact on further development and acceptance of digital asset networks and digital assets, including Bitcoin.

Other factors that could affect further development and acceptance of digital asset networks and other digital assets include:

●	continued worldwide growth in the adoption and use of digital assets as a medium of exchange or store of value;

●	governmental regulation of Bitcoin and its use or restrictions on or regulation of access to and operation of the Bitcoin network or similar digital asset systems;

●	limitations on financial institutions processing funds for Bitcoin transactions, processing wire transfers to or from Bitcoin exchanges, Bitcoin-related companies or service providers or servicing or maintaining accounts for persons or entities transacting in Bitcoin;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network, including software updates and changes to network protocols that could introduce bugs or security risks;

●	the increased consolidation of contributors to the Bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting digital assets for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to digital assets;

●	environmental and other regulatory restrictions on the use of power to mine Bitcoin and a resulting decrease in global Bitcoin mining operations;

●	an increase in Bitcoin transaction costs and a resultant reduction in the use of and demand for Bitcoin; and

●	negative consumer sentiment and perception of Bitcoin specifically and digital assets generally.

The outcome of these factors could have negative effects on our business, financial condition and results of operations as well as potentially negative effect on the value of any Bitcoin that we mine or otherwise acquire or hold for our own account, which would harm investors in our securities and adversely affect the market price of our Class A common stock.

Our reliance on third-party mining pool service providers, including Foundry and Luxor, for our mining revenue payouts may have a negative impact on our business, financial condition and results of operations.

We receive Bitcoin rewards from our mining activity through third-party mining pool operators, including Foundry and Luxor. Mining pools allow Bitcoin miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. We provide computing power to mining pools, which use this computing power to operate nodes and validate blocks on the blockchain. The pools then distribute our pro-rata share of Bitcoin mined to us based on the computing power we contribute.

Under our mining pool agreements with Foundry and Luxor, our daily payout is calculated based on our hashrate contribution delivered to the pool in the applicable calculation period, after deducting the applicable pool fee, if any. Our pool fee in relation to these agreements is currently below 1.0% of our daily payout.

Should one of our pool operator’s systems suffer downtime due to a cyberattack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive Bitcoin mining rewards. Furthermore, we are dependent on the accuracy of the mining pool operators’ record keeping and internal controls to prevent any fraud and to accurately record the total processing power provided by us and other mining pool participants to the pool for a given Bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our processing power provided and the total used by the pool, the mining pool operator uses its own recordkeeping to determine our proportion of a given reward. We have little means of recourse against mining pool operators if it determines the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business, financial condition and results of operations.

From time to time, we may enter into certain hedging transactions to mitigate our exposure to fluctuations in the price of Bitcoin, which may expose us to risks associated with such transactions, including counterparty risk.

From time to time, we may enter into certain hedging transactions to mitigate our exposure to the market price of Bitcoin. Engaging in hedging transactions may expose us to risks associated with such transactions, including counterparty risk. Hedging against a decline in the values of portfolio investments caused by volatile Bitcoin market prices does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline for other reasons. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio investments should increase. Moreover, it may not be possible to hedge against a particular fluctuation that is so generally anticipated by the markets that a hedging transaction at an acceptable price is unavailable. In light of these and other factors, we may not be successful in mitigating our exposure to volatile Bitcoin prices through any hedging transactions we undertake.

The Bitcoin reward for successfully uncovering a block will halve several times in the future and Bitcoin’s value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

Halving is a process incorporated into many proof-of-work consensus algorithms that reduces the coin reward paid to Bitcoin miners over time according to a pre-determined schedule. This reduction in reward spreads out the release of digital assets over a long period of time resulting in an ever smaller number of coins being mined. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For example, the mining reward for Bitcoin declined from 6.25 to 3.125 Bitcoin on April 19, 2024. This process is scheduled to occur once every 210,000 blocks, until the total amount of Bitcoin rewards issued reaches 21 million.

As the number of Bitcoin awarded for solving a block in a blockchain decreases, our ability to achieve profitability becomes more difficult. While the Bitcoin price has had a history of price fluctuations around the halving of our rewards, there is no guarantee that in future periods when a halving occurs the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading price of Bitcoin or a proportionate decrease in mining difficulty does not follow these anticipated halving events, the revenue we earn from our Bitcoin mining operations would see a corresponding decrease, which would have a material adverse effect on our business, financial condition and results of operations. If the award of Bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may decrease or cease our Bitcoin mining operations.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause industry participants and consumers to abandon Bitcoin. As Bitcoin is the only digital asset we mine, we could face difficulty adapting to emergent digital ledgers, blockchains or alternatives thereto. This could prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our business, financial condition and results of operations and the value of any Bitcoin that we mine or otherwise acquire or hold for our own account.

The characteristics of Bitcoin have been and may in the future continue to be, exploited to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams. Furthermore, the exchanges on which Bitcoin trades are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other assets. Such circumstances may result in a reduction in the price of Bitcoin and can adversely affect our business, financial condition and results of operations.

Bitcoin and the exchanges on which Bitcoin trades are relatively new and, in most cases, largely unregulated. Certain characteristics, including the speed with which Bitcoin transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain Bitcoin transactions and encryption technology that anonymizes these transactions make Bitcoin and digital currencies generally, particularly susceptible to use in illegal activity such as fraud, money laundering, tax evasion and ransomware scams. Furthermore, many Bitcoin exchanges do not typically provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in or may experience problems relating to, Bitcoin exchanges, including prominent exchanges handling a significant portion of the volume of Bitcoin trading.

While we maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws, if we are found to have transacted with bad actors that have used Bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and may be prohibited or restricted from engaging in further transactions or dealings in Bitcoin. Furthermore, negative perception, a lack of stability in the broader Bitcoin markets and the closure or temporary shutdown of Bitcoin exchanges due to fraud, business failure, hackers, malware or government-mandated regulation may reduce confidence in Bitcoin and result in greater volatility in the prices of Bitcoin. A number of Bitcoin exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. To the extent investors view our securities as linked to the value of our Bitcoin holdings, such a negative perception of Bitcoin exchanges could have a material adverse effect on the market price of our Class A common stock and our business, financial condition and results of operations.

It may be illegal now or in the future, to acquire, own, hold, sell or use Bitcoin or other digital assets, participate in blockchains or utilize similar digital assets in one or more countries.

Although currently digital assets generally are not regulated or are lightly regulated in most countries, countries such as China have taken harsh regulatory action to curb the use of digital assets and may continue to take regulatory action in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange them for fiat currency. For example, in 2021 China instituted a blanket ban on all digital asset mining and transactions, including overseas digital asset exchange services taking place in China, effectively making all digital asset-related activities illegal in China. In certain nations, it is illegal to accept payment in Bitcoin or other digital assets for consumer transactions and banking institutions are barred from accepting deposits of Bitcoin. Such restrictions may adversely affect us as the large-scale use of Bitcoin as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our business, financial condition and results of operations and potentially the value of any Bitcoin that we mine or otherwise acquire or hold for our own account, ultimately harming our investors.

A failure to properly monitor and upgrade the Bitcoin network’s protocol could damage that network and an investment in our securities.

As an open-source project, Bitcoin does not generate revenues for its contributors and contributors are generally not compensated for maintaining and updating the Bitcoin network protocol. The lack of guaranteed financial incentives for contributors to maintain or develop the Bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the Bitcoin network may reduce incentives to address the issues adequately or in a timely manner. To the extent that contributors may fail to adequately update and maintain the Bitcoin network protocol, there may be a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin that we mine or otherwise acquire or hold for our own account.

There is a possibility of Bitcoin mining algorithms transitioning to “proof of stake” validation, which could make us less competitive and adversely affect our business, financial condition and results of operations.

“Proof of stake” is an alternative method in validating digital asset transactions. Should the Bitcoin network shift from a “proof of work” validation method to a “proof of stake” validation method, mining would require less energy, which may render companies, such as us, less competitive. Furthermore, if our Bitcoin miners or other mining infrastructure cannot be modified to accommodate changes in rule or protocol of the Bitcoin network, our business, financial condition and results of operations will be significantly affected.

If a malicious actor or botnet obtains control of a majority of the processing power active on any digital asset network, including the Bitcoin network, the blockchain may be manipulated in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network, including the Bitcoin network, it may be able to alter the blockchain by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner or at all. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin or other network or the Bitcoin or other community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

Bitcoin miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Bitcoin blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Bitcoin network may be more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the Bitcoin network. Although there are no known reports of malicious activity or control of the Bitcoin blockchain achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded and could exceed, the 50% threshold. The possible crossing of the 50% threshold indicates a greater risk in that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the Bitcoin or other digital asset ecosystems, including developers and administrators of mining pools, do not act to ensure greater decentralization of Bitcoin or other digital asset mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin or other network will increase, which may adversely impact our business, financial condition and results of operations.

Forks in the Bitcoin network may occur in the future, which may affect the value of Bitcoin held by us.

Contributors can propose refinements or improvements to the Bitcoin network’s source code that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoin, including the irreversibility of transactions and limitations on the mining of new Bitcoin. This is known as a “fork.” In the event a developer or group of developers proposes modifications to the Bitcoin network that are not accepted by a majority of Bitcoin miners and users, but that are nonetheless accepted by a substantial plurality of Bitcoin miners and users, two or more competing and incompatible blockchain implementations could result running in parallel, yet lacking interchangeability and necessitating exchange-type transactions to convert currencies between the two forks. This is known as a “hard fork.”

The value of Bitcoin after the creation of a fork is subject to many factors, including the value of the fork product, market reaction to the creation of the fork product and the occurrence of additional forks in the future. It may be unclear following a fork which fork represents the original asset and which is the new asset. If we hold Bitcoin at the time of a hard fork into two digital assets, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we may not be able or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons. For instance, we may determine that there is no safe or practical way to custody the new asset, that trying to do so may pose an unacceptable risk to our holdings in the old asset or that the costs of taking possession and/or maintaining ownership of the new digital asset exceed the benefits of owning the new digital asset. Additionally, laws, regulation or other factors may prevent us from benefiting from the new asset even if there is a safe and practical way to custody and secure the new asset. As such, we may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect the value of the Bitcoin we hold as well as our business, financial condition and results of operations.

Our processes with respect to curtailment may adversely affect our ability to mine Bitcoin.

We may curtail the energy used by our Bitcoin mining operations in times of heightened energy prices or, in the case of a grid-wide electricity shortage, either voluntarily or through Hut 8’s agreements with utility providers. We may also encounter other situations where utilities or government entities restrict or prohibit the provision of electricity to Bitcoin mining operations. In these cases, our ability to mine Bitcoin may be negatively affected.

Risks Related to Our Business and Operations

We may not realize all of the anticipated benefits of the Mergers.

We may not realize all of the anticipated benefits of the Mergers. There is a risk that some or all of the expected benefits of the Mergers may fail to materialize or may not occur within the time periods anticipated by us. The realization of such benefits may be affected by a number of factors, many of which are beyond our control. The challenge of coordinating previously independent businesses makes evaluating our business and future financial prospects difficult. Prior to the completion of the Mergers, we and Historical ABTC operated independently. The success of the Mergers, including anticipated benefits, will depend, in part, on the ability to successfully integrate the operations of both companies. The past financial performance of each of us and Historical ABTC may not be indicative of our future financial performance. Realization of the anticipated benefits in the Mergers will depend, in part, on our ability to successfully integrate our and Historical ABTC’s businesses. We will be required to devote significant management attention and resources to integrating our business practices and support functions. The diversion of management’s attention and any delays or difficulties encountered in connection with the coordination of our operations could have an adverse effect on the business, financial results, financial condition or the market price of our Class A common stock. The coordination process may also result in additional and unforeseen expenses. Failure to realize all of the anticipated benefits of the Mergers may impact on our financial performance and the market price of our Class A common stock.

Our operations are dependent upon maintaining a good relationship with Hut 8.

Historical ABTC entered into the MCSA, MMSA, Exclusivity Agreement and Shared Services Agreement (each as defined herein and collectively, the “Hut 8 Agreements”) with Hut 8 and/or certain of its wholly owned subsidiaries, to which we have succeeded, pursuant to which Hut 8 and/or certain of its wholly owned subsidiaries provide us with Bitcoin miner colocation services, managed services and day to day management services required to maintain our mining operations. The Hut 8 Agreements provide, among other things, that Hut 8 and/or certain of its wholly owned subsidiaries will use commercially reasonable efforts to provide us with colocation and management services for our Bitcoin miners as well as a number of other day-to-day corporate management services for us.

As part of our strategy, we aim to leverage our relationship with Hut 8 in obtaining certain necessary services, including Bitcoin miner colocation services, managed services and day to day management services.

We are highly dependent on Hut 8 and the Hut 8 Agreements for the development and execution of our business model. If Hut 8 is unable, refuses or fails to perform its obligations under the Hut 8 Agreements, in whole or in part, whether due to certain economic or market conditions, bankruptcy, insolvency, lack of liquidity, operational failure, fraud or for any other reason, it will have a material adverse effect on our business and there is a possibility that we will not be able to continue development and execution of our current business model.

If the Hut 8 Agreements are terminated or not renewed, we may not be able to find an alternative provider for such services on favorable terms or at all, which is likely to have a material adverse effect on our business, prospects, financial condition and operating results.

Furthermore, Hut 8, through its wholly owned subsidiary ABH, is our controlling stockholder. The Hut 8 Agreements currently constitute related party transactions between us and Hut 8. Hut 8 is also entitled to appoint a majority of the members of the Board and it has the power to determine the decisions to be taken at meetings of our stockholders, including in respect of related party transactions, such as the Hut 8 Agreements, corporate restructurings and the date of payment of dividends and other capital distributions. Thus, the decisions of Hut 8 as our controlling shareholder on these matters, including its decisions with respect to its or our performance under the Hut 8 Agreements, may be contrary to the expectations or preferences of our other stockholders and could have a material adverse effect on our business, prospects, financial condition and operating results. See “––Material Agreements” in Exhibit 99.3 to the Current Report.

We expect to raise significant amounts of additional capital to execute our strategy. We may be unable to raise the additional capital needed to operate and grow our business.

Liquidity risk is the risk that we will not be able to meet our financial obligations as they fall due. We plan to settle our financial obligations out of cash and cash equivalents, including from any potential sales of our Bitcoin. However, the capital required to operate our business and implement our growth initiatives is substantial. In addition, future capital raises and financings are an important part of our future plans and Bitcoin accumulation goals. As a result, we expect to raise additional funds through equity or debt financings in order to meet our operating and capital needs, fund our growth initiatives and/or respond to competitive pressures or unanticipated working capital requirements, especially if the price of Bitcoin declines. However, we may be unable to do so in a timely manner, in sufficient quantities or on terms acceptable to us, if at all. If we are unable to raise the additional capital needed to maintain our operations and execute on our growth initiatives, we may be less competitive in our industry and our business, financial condition and results of operations may suffer and the value of our securities may be materially and adversely affected. If we were to raise equity financing, any of our stockholders may experience significant dilution of their ownership interest and the value of their investment could decline. Furthermore, if we were to raise debt financing, our debtors would likely have priority over holders of equity with respect to order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions, including terms that require us to maintain a specified level of liquidity or other balance sheet ratios that may not be in the interests of our stockholders.

Failure of critical systems related to our operations could have a material adverse effect on our business, financial condition and results of operations.

The critical systems related to our operations are subject to failure and such failure could result in service interruptions to us and/or damage to our equipment, which could significantly disrupt our normal business operations, harm our reputation and reduce our revenue. The destruction or severe impairment of any of the facilities at which our Bitcoin miners are hosted could result in significant downtime.

Our operations are subject to temporary or permanent interruption by factors that include but are not limited to:

●	failure by us or our suppliers, including Hut 8, to provide adequate service or maintain equipment;

●	power loss or plant downtimes;

●	equipment failure;

●	human error and accidents;

●	theft, sabotage and vandalism;

●	network connectivity downtime and fiber cuts;

●	service interruptions resulting from server relocation;

●	security breaches of infrastructure maintained by our suppliers, including Hut 8;

●	failure by us or our suppliers, including Hut 8, to obtain, maintain and comply with the terms and conditions of applicable government permits and approvals;

●	physical, electronic and cybersecurity breaches;

●	animal incursions;

●	fire, earthquake, hurricane, tornado, flood and other natural disasters;

●	extreme temperatures;

●	water damage;

●	public health emergencies; and

●	terrorism.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to compete effectively against our current and future competitors.

The industry in which we operate is highly competitive and continuously evolving. We expect competition to further intensify as the industry that we operate in continues to grow. As we expand in our existing markets and enters new markets, we are expected to compete against an increasing number of companies operating both within North America and abroad that may be more established or have greater financial and other resources and/or expertise.

Driven by the proliferation of energy-intensive applications such as Bitcoin mining and high performance computing, demand for energy capacity continues to outpace supply. At the same time, supply chain disruptions and regulatory constraints have extended lead times for critical infrastructure, including Bitcoin miners, generators and transformers. Grid interconnection bottlenecks have further constrained access to power and Bitcoin mining infrastructure development. In this evolving landscape, we compete directly with other Bitcoin mining companies for, among other things, Bitcoin miners, access to low-cost efficient mining infrastructure and Bitcoin rewards.

We also face significant competition from other potential financial vehicles, including securities, derivatives or futures backed by or linked to, digital assets through entities, and other companies and other entities pursuing a strategy similar to us. A growing number of companies are adopting Bitcoin and other digital assets as primary treasury reserve assets, resulting in an increasingly competitive landscape among such companies. As more companies implement similar digital asset strategies, we will face heightened competition for capital, investor interest and market share within this expanding sector. We may compete for capital with, among others, ETPs, other Bitcoin mining companies, digital asset exchanges and service providers and other companies that hold Bitcoin or other digital assets as treasury reserve assets. Increased competition for capital could adversely affect the availability and cost of financing that may be required for us to execute on our strategy, and adversely affect our business, financial condition, results of operations and the price of our Class A common stock.

We believe our success depends on our ability to scale low-cost Bitcoin production through our infrastructure-light model, including through our relationship with Hut 8 and the Hut 8 Agreements. However, this model might not provide the competitive advantage we anticipate or if it does, such competitive advantage might not endure. If we are unable to compete successfully or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.

Our Bitcoin miners are hosted at sites leased by Hut 8 and the termination or higher renewal rate of these leases could have a material adverse effect on our business, financial condition and results of operations.

Our Bitcoin miners are hosted at sites leased by Hut 8 and there can be no assurance that Hut 8 will remain in compliance with the leases, that the landlord will continue to support Hut 8 and our operations and that the leases will not be terminated despite negotiation for long term lease periods and renewal provisions. When the initial terms of Hut 8’s existing leases expire, in some instances, Hut 8 may have the right to extend the terms of the leases for one or more renewal periods. Upon the end of Hut 8’s initial term or, if applicable, the renewal periods, Hut 8 would have to renegotiate its lease terms with the applicable landlords. We may not be able to directly control or influence such negotiations and the terms and conditions of such Hut 8 leases. Hut 8 may not be able to renew such leases on terms favorable to it or us or at all. The termination of a lease or the renewal of such leases on less favorable terms could have a material adverse effect on our business, financial condition and results of operations.

The facilities at which we host our Bitcoin miners may experience damage, including damages that may not be covered by insurance.

The facilities at which we currently host our Bitcoin miners and any future sites at which we will host our Bitcoin miners are subject to a variety of risks relating to physical condition and operation, including, but not limited to:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural or manmade disasters; and

●	claims by employees and others for injuries sustained at facilities at which we host our Bitcoin miners.

The measures we take to protect against these risks may not be sufficient. The realization of any hazard or operational risk may result in business interruption, liability or litigation. We maintain an amount of insurance protection that we consider adequate, but we cannot provide any assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject and, even if we have insurance coverage for a particular circumstance, we may be subject to a large deductible and maximum cap. We, either directly or through shared policies with Hut 8, carry liability, property, business interruption and other insurance policies to cover certain insurable risks to us. We select the types of insurance, the limits and the deductibles based on our specific risk profile, the cost of the insurance coverage versus its perceived benefit and general industry standards. Our insurance policies contain certain industry standard exclusions for events such as war and nuclear reaction. A successful claim for which we are not fully insured could materially harm our business, financial condition and results of operations. Further, due to rising insurance costs and changes in the insurance markets, we cannot provide any assurance that our insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. Any losses not covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

We are subject to risks associated with our need for significant electrical power.

Our operations require significant amounts of electrical power and our business, financial condition and results of operations may be impacted by the unavailability of power and price fluctuations in the power market. Market prices for power, capacity and other ancillary services are unpredictable and tend to fluctuate substantially. Unlike most other commodities, electric power can only be stored on a very limited basis and generally must be produced concurrently with its use. As a result, power prices are subject to significant volatility due to supply and demand imbalances, especially in the day-ahead and spot markets. Power availability and prices may also be materially impacted by other factors outside of our control, including:

●	changes in generation capacity in the markets in which our Bitcoin miners operate, including changes in the supply of power as a result of the development of new plants, expansion, reduction or retirement of existing plants, the continued operation of uneconomic power plants due to state subsidies or additional or reduced transmission capacity;

●	environmental regulations and legislation;

●	electric supply disruptions, including plant outages and transmission disruptions;

●	changes in power transmission infrastructure;

●	fuel price volatility;

●	fuel transportation capacity constraints or inefficiencies;

●	development of new fuels, new technologies and new forms of competition for the production of power;

●	changes in law, including judicial decisions;

●	weather conditions, including extreme weather conditions and seasonal fluctuations, including the effects of climate change;

●	changes in commodity prices and the supply of commodities, including natural gas, coal and oil;

●	changes in the demand for power or in patterns of power usage;

●	economic and political conditions;

●	supply and demand for energy commodities;

●	supply chain disruption of electrical components needed to transmit energy;

●	availability of competitively priced alternative energy sources;

●	ability to procure satisfactory levels of inventory; and

●	changes in capacity prices and capacity markets.

Such factors and the associated fluctuations in power availability and prices could affect the cost of power for our operations, which are passed through from Hut 8 to us through the MCSA.

Although Hut 8 maintains limited backup power at certain sites, it may not be feasible to run our operations on back-up power generators in the event of a restriction on electricity or a power outage. Planned or unplanned outages at the power grids that we rely on may require Hut 8 to purchase power at then-current market prices and pass along such costs to us, which could have a negative impact on the cost structure of our operations. To the extent we are unable to receive adequate power supply and are forced to reduce or cease our operations due to the unavailability or cost of electrical power, our business, financial condition and results of operations would be adversely affected.

Furthermore, there can be no assurance that power suppliers will service Hut 8’s facilities that our Bitcoin miners are hosted at or that such suppliers will continue to provide us with power for any period of time. These agreements may be terminated or we may lose access to power under certain other circumstances and we may not be able to find an adequate replacement at a reasonable cost or at all, especially in light of the limited availability of power and grid constraints in many markets. The inability of Hut 8 to secure a power purchase agreement or the termination of a power purchase agreement could have a material adverse effect on our business, financial condition and results of operations.

Moreover, there may be significant competition for suitable locations with access to affordable power to host our Bitcoin miners if we look to expand our operations. We will also depend on Hut 8 allocating the use of current and future sites suitable for hosting our Bitcoin miners if we desire to expand our operations, and there is a risk that Hut 8 may refuse to deliver the services ordered by us under the Hut 8 Agreements or allocate space in future facilities to our Bitcoin miners if Hut 8 perceives that it may deliver those services on more economically advantageous terms to other third parties or to other entities affiliated with Hut 8. See “––Material Agreements” in Exhibit 99.3 to the Current Report.

Our business may be heavily impacted by geopolitical, social, economic and other events and circumstances in the United States, Canada or elsewhere.

Our business may be heavily impacted by geopolitical, social, economic and other events and circumstances in the United States, Canada and elsewhere. These include natural disasters, pandemics (like the COVID-19 pandemic), geopolitical tensions, acts of terrorism, hostilities or the perception that hostilities may be imminent, military conflicts and acts of war (such as the Russia-Ukraine conflict) and related responses, including sanctions or other restrictive actions, interest rate fluctuations, inflationary issues and associated changes in monetary policy or potential economic recession, commodity prices, legislative and regulatory changes, foreign currency fluctuations, international tariffs, fluctuations in capital markets and broad trends in industry and finance. For example, equipment necessary for our operations and our offerings is manufactured in large part outside of the United States. There is currently significant uncertainty about the future relationship between the United States and other countries, including Canada, Mexico, China, the European Union and others, with respect to trade policies, treaties, tariffs and taxes. These events and circumstances are largely outside of our influence and control and, while the impact of such events or circumstances is not presently known, any of them could adversely affect our business, financial condition and results of operations.

We may be exposed to cybersecurity threats and breaches.

Threats to network and data security are increasingly diverse and sophisticated and security breaches, computer malware and computer hacking attacks have been an increasing concern. Despite our efforts and processes in place to prevent them, our computer servers and systems may be vulnerable to cybersecurity risks, including denial-of-service attacks, physical or electronic break-ins, employee theft or misuse and similar disruptions from unauthorized tampering. As techniques used to breach security change frequently and are generally not recognized until launched against a target, we may not be able to promptly detect that a cyber breach has occurred, implement security measures in a timely manner or, if and when implemented, we may not be able to determine the extent to which these measures could be circumvented. Recent developments in the cyber threat landscape include use of artificial intelligence (“AI”) and machine learning, as well as an increased number of cyber extortion and ransomware attacks, with the potential for higher ransom demand amounts and increasing sophistication and variety of ransomware techniques and methodology. Further, any adoption of AI by us or by third parties may pose new security challenges. A party who is able to compromise the security measures on our networks or the security of our infrastructure could misappropriate our or our employees’ proprietary or sensitive information or cause interruptions or malfunctions in our operations. We also may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by cyber breaches in our physical or virtual security systems. Any breaches that may occur in the future could expose us to increased risk of lawsuits, regulatory penalties, damage relating to loss of proprietary information, harm to our reputation and increases in our security costs, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, we hold our Bitcoin with third-party custodians. If our custodians are exposed to a cyberattack or breach, we may temporarily or permanently lose access to some or all of our Bitcoin, which would have a material adverse effect on our business, financial condition and results of operations.

The cybersecurity regulatory landscape continues to evolve and compliance with the proposed reporting requirements could further complicate our ability to resolve cyberattacks. Although we maintain insurance coverage for certain cyber risks, such coverage may be unavailable or insufficient to cover our losses.

We may face the risk of Internet-related disruptions.

Our mining operations are dependent upon access to the Internet. Neither we nor Hut 8 are an Internet provider and as such, we, through Hut 8, rely on other third parties to provide us with access to the Internet. There can be no assurance that Internet providers will service the Hut 8 sites that our Bitcoin miners are hosted at or that once a provider has decided to deliver Internet connectivity to such sites, it will continue to do so for any period of time. If we face a significant disruption in Internet connectivity to the sites where our Bitcoin miners are hosted, we may be required to reduce the impacted operations or cease them altogether. If this occurs, our business, financial condition and results of operations may be materially and adversely affected.

Our success depends on key personnel whose continued service is not guaranteed.

We depend on the efforts of our key personnel and the key personnel of Hut 8, including our and Hut 8’s senior leadership, many of whom have strong technology, finance, real estate and/or Bitcoin mining expertise and industry reputations. They are important to our success for many reasons, including that they attract investors and business and investment opportunities and assist us in negotiations with investors, lenders and industry personnel. If we lost their services, or Hut 8 lost the services of its key personnel, our business and investment opportunities and our relationships with lenders and other capital markets participants and industry personnel could suffer. As the number of our competitors increases or their competitive strength increases, it becomes more likely that a competitor would attempt to hire certain of these individuals away from us or Hut 8. The loss of any of these key personnel would result in the loss of these and other benefits and could materially and adversely affect our business, financial condition and results of operations.

We are, and Historical ABTC was, an early-stage company with limited operating history.

Historical ABTC was an early-stage company with very limited operating history, and we are an early-stage company currently and have a very limited operating history. No assurances can be made that we will achieve profitability in the near future, if ever. Accordingly, you should consider our business prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we may be unable to:

●	successfully implement or execute our business plan or demonstrate that our business plan is sound;

●	adjust to changing conditions or keep pace with increased demand;

●	attract and retain an experienced management team; or

●	raise sufficient funds to effectuate our business plan.

We may not adequately respond to price fluctuations and rapidly changing technology.

Competitive conditions within the industry in which we operate require that we use sophisticated technology in the operation of our business. This industry is characterized by rapid technological changes, enhancements and evolving industry standards. New technologies, techniques or offerings could emerge that might offer better performance than the technologies we currently utilize and we may have to manage transitions to these new technologies to remain competitive. We intend to continue to invest in hardware, equipment and technology at our facilities. We may not be successful, generally or relative to our competitors, in timely implementing new technology into our systems or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of implementing new technology into our operations. As a result, our business, financial condition and results of operations may suffer.

If we do not accurately predict our facility requirements or if Hut 8 fails to successfully develop and operate facilities at which we may host our miners, it could have a material adverse effect on our business, financial condition and results of operations.

The costs of operating in the facilities used by us will constitute a significant portion of our capital and operating expenses. We evaluate our short- and long-term infrastructure and facilities requirements in order to manage growth and ensure adequate capacity for our planned and existing mining operations. However, there can be no assurance that we will accurately predict our short- and long-term requirements.

We are dependent on Hut 8 for the maintenance, development and expansion of future facilities. In order to sustain our growth in certain of our existing and new markets, Hut 8 may expand an existing data center, lease a new facility or acquire suitable land, with or without structures, to build new data centers, which we may use for our operations. These projects expose Hut 8 to many risks, the cost of which may be passed along to us in the form of delays in providing adequate capacity for our Bitcoin miners or increases in the costs of operating in the facilities used by us, which could have an adverse effect on our business, financial condition and results of operations. Some of the risks associated with the development, redevelopment and construction of data centers by Hut 8 or others include:

●	construction delays;

●	power and power grid constraints;

●	lack of availability and delays for data center and/or power equipment, including items such as generators and switchgear;

●	delays related to permitting and approvals to open from public agencies and utility companies; and

●	unexpected lack of power access.

Delays, difficulty finding replacement products, continued high inflation and additional or unexpected disruptions to Hut 8’s supply chain could significantly affect the cost of our existing or anticipated projects. Furthermore, there may not be suitable properties available in Hut 8’s markets that are accessible to us with the necessary combination of high-power capacity and fiber connectivity or selection may be limited. We expect that we will continue to experience limited availability of power and grid constraints in many markets as well as shortages of associated equipment because of the current high demands and finite nature of these resources. These shortages could result in challenges in ensuring adequate capacity for our planned and existing mining operations, which could have a material adverse effect on our business, financial condition and results of operations.

We may acquire other businesses and/or assets or form strategic alliances or joint ventures that could negatively affect our operating results, dilute shareholder ownership, increase debt or cause us to incur significant expenses.

As part of our growth strategy, in the future, we may pursue acquisitions of businesses and/or assets and/or enter into strategic alliances or joint ventures. However, we cannot offer any assurance that any such acquisition or partnership will be successful. We may not be able to identify suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we complete any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business. In addition, in the event that we acquire any existing businesses, we may assume unknown or contingent liabilities.

Any such acquisitions also could result in the issuance of stock, incurrence of debt, contingent liabilities, write-offs of intangible assets or goodwill, restructuring and other related expenses or litigation, any of which could have a negative impact on our business, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and carry substantial compliance burdens and costs, which may limit our ability to realize the anticipated benefits of such acquisitions and which may require management resources that would otherwise be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, the benefits of any acquisition, strategic alliance or joint venture may also take considerable time to develop and we cannot be certain that any particular acquisition, strategic alliance or joint venture will produce the intended benefits in a timely manner or to the extent anticipated or at all.

We operate in the United States and Canada, and may further expand our operations internationally, which may expose us to risks, including currency risks, associated with doing business internationally.

We currently operate in the United States and Canada, and may expand our operations to other international jurisdictions in the future. As a result, we are and may increasingly become exposed to risks inherent in conducting business outside of the United States. These risks include the following:

●	adverse changes in foreign currency exchange rates;

●	increased difficulty in protecting our intellectual property rights and trade secrets, including litigation costs and the outcome of such litigation in jurisdictions outside the United States;

●	increased exposure to events that could impair our ability to operate internationally with third parties such as problems with such third parties’ operations, finances, insolvency, labor relations, manufacturing capabilities, costs, insurance, natural disasters, public health emergencies or other catastrophic events;

●	unexpected legal or government action or changes in legal or regulatory requirements;

●	difficulties in managing, growing and staffing international operations;

●	social, economic or political instability;

●	potential negative consequences from changes to taxation or tariff policies;

●	challenges to the transfer pricing of cross-border intercompany transactions;

●	increased difficulty in ensuring compliance by employees, agents and contractors with our policies as well as with the laws of multiple jurisdictions, including international environmental, health and safety laws and increasingly complex regulations relating to the conduct of international commerce, including import/export laws and regulations, economic sanctions laws and regulations and trade control; and

●	increased exposure to cybersecurity risks in foreign jurisdictions that may materially and adversely affect our business, financial condition and results of operations.

Currency risk is the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates. Our functional currency is the U.S. dollar and most purchases are transacted in U.S. dollars. However, our Canadian operations use Canadian dollars as their functional currency. Potential future operations outside of Canada and the United States may use other local currencies as their function currency. As a result, we are and may increasingly become exposed to fluctuations in currency exchange rates, which could negatively affect our business, financial condition and results of operations. Our management currently does not hedge our foreign exchange risk.

We may incur significant expenses as a result of our international operations and potential expansion and we may not be successful in converting those expenditures into increased profitability. Our failure to successfully manage these risks could harm our international operations and growth and have an adverse effect on our business, financial condition and results of operations.

Banks and financial institutions may not provide banking services or may cut off services, to businesses that provide digital asset-related services or that accept digital assets as payment.

Although a number of significant U.S. banks and investment institutions allow customers to carry and invest in Bitcoin and other digital assets, the acceptance and use by banks of digital assets, including Bitcoin, varies. However, a number of companies that provide Bitcoin or other digital asset-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. This risk may be further exacerbated in light of several high-profile bankruptcies in the digital assets industry, as well as bank failures, which have disrupted investor confidence in digital assets and led to a rapid escalation of oversight of the digital asset industry. For example, certain banks have implemented enhanced know-your-customer and anti-money laundering requirements in connection with potential digital asset customers. These enhanced requirements may make it more difficult for digital asset-related companies to find banking or financial services.

A number of companies and individuals or businesses associated with digital assets may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to maintain these services for our business.

The difficulty that many businesses that provide Bitcoin or other digital asset-related services have and may continue to have in finding banks and financial institutions willing to provide them services may decrease the usefulness of digital assets as a payment system and harm public perception of digital assets. Similarly, the usefulness of digital assets as a payment system and the public perception of digital assets could be damaged if banks or financial institutions were to close the accounts of businesses providing Bitcoin or other digital asset-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over-the-counter market and the Depository Trust Company. Such factors would have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Certain Regulations and Laws, Including Tax Laws

Our operations are subject to various legal, regulatory, governmental and technological uncertainties.

Our platform includes Bitcoin miners at three Bitcoin mining sites in North America. Our business operating across multiple jurisdictions subjects us to extensive laws, rules, regulations, policies orders, determinations, directives and legal and regulatory interpretations and guidance.

Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, AI and/or related technologies. As a result, some applicable laws and regulations do not contemplate or address unique issues associated with the crypto economy, are subject to significant uncertainty and vary widely across U.S. and Canadian federal, state, provincial and local and international jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another and may conflict with one another. Moreover, the complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto industry requires us to exercise judgment as to whether certain laws, rules and regulations apply to us and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied or are deemed to have not complied, with such laws, rules and regulations, we could be subject to significant fines, revocation of licenses, limitations on our operations, reputational harm and other regulatory consequences, each of which may be significant and could adversely affect our business, financial condition and results of operations.

Additionally, various governmental and regulatory bodies, including legislative and executive bodies, in the United States, Canada and in other countries may adopt new laws and regulations, the direction and timing of which may be influenced by changes in the governing administrations and major events in the economy. For example, in light of the recent change in administration in the United States, there is considerable uncertainty and potential conflict regarding and among existing laws, judicial orders and bans, new presidential executive orders, regulatory frameworks, leadership changes and enforcement priorities and strategies. Penalties for non-compliance with any of these orders or regulations may be significant. Proposed tariffs to be imposed by the United States on imports from certain countries and potential counter-tariffs in response, could lead to increased costs and supply chain disruptions. If we are not able to navigate these changes, it could have a material adverse effect on our business, financial condition and results of operations.

Due to our business activities, we may be subject to examinations, oversight, reviews, investigations and inquiries, many of which have broad discretion to audit and examine our business. Moreover, laws and regulations related to economic sanctions, export controls, anti-bribery and anti-corruption and other international activities may restrict or limit our ability to engage in transactions or dealings with certain counterparties in or with, certain countries or territories or in certain activities. We cannot guarantee compliance with all such laws and regulations and failure to comply with such laws and regulations could expose us to fines, penalties or costly and expensive investigations. Any new laws, regulations or interpretations may result in additional litigation, regulatory investigations and enforcement or other actions, including preventing or delaying if and how we conduct our business. Adverse changes to or our failure to comply with, any laws and regulations may have an adverse effect on our business, financial condition and results of operations.

The application of the CEA and the regulations promulgated thereunder, to our business is unclear and is subject to change in a manner that is difficult to predict.

The application of the CEA and the regulations promulgated thereunder by the CFTC to our business is unclear and is subject to change in a manner that is difficult to predict. To the extent we become or are deemed to be subject to regulation by the U.S. Commodity Futures Trading Commission (“CFTC”) in connection with our business activities, we may incur additional regulatory obligations and compliance costs, which may be significant.

The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed, that Bitcoin and other digital assets fall within the definition of a “commodity” under the CEA and the regulations promulgated by the CFTC thereunder (“CFTC Rules”). As a result, the CFTC has general enforcement authority to police against manipulation and fraud in the spot markets for Bitcoin and other digital assets. From time to time, manipulation, fraud and other forms of improper trading by other participants involved in the markets for Bitcoin and other digital assets have resulted in and may in the future result in, CFTC investigations, inquiries, enforcement action and similar actions by other regulators, government agencies and civil litigation. Such investigations, inquiries, enforcement actions and litigation may cause negative publicity for Bitcoin and other digital assets, which could adversely impact mining profitability, the value of such assets and the market price of our Class A common stock.

In addition to the CFTC’s general enforcement authority, the CFTC has regulatory and supervisory authority with respect to commodity futures, options and/or swaps (“Commodity Interests”) and certain transactions in commodities offered to retail purchasers on a leveraged, margined or financed basis. Changes in our activities, the CEA, CFTC Rules or the interpretations and guidance of the CFTC may subject us to additional regulatory requirements, licenses and approvals, which could result in significant increased compliance and operational costs.

Furthermore, trusts, syndicates and other collective investment vehicles operated for the purpose of trading in Commodity Interests may be subject to regulation and oversight by the CFTC and the National Futures Association as “commodity pools.” If our mining activities or transactions in Bitcoin were deemed by the CFTC to involve Commodity Interests and the operation of a commodity pool for our shareholders, we could be subject to regulation as a commodity pool operator and required to register as such. Such additional registrations may result in increased expenses, thereby materially and adversely impacting our stockholders, financial condition and results of operations. If we determine it is not possible or practicable to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in our business and in the market price of our Class A common stock.

If regulatory changes or interpretations require our registration as a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA or otherwise under state laws, we may incur significant compliance costs.

FinCEN regulates providers of certain services with respect to “convertible virtual currency,” including Bitcoin. Businesses engaged in the transfer of convertible virtual currencies are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. While FinCEN has issued guidance that digital assets mining, without engagement in other activities, does not require registration and licensure with FinCEN, this could be subject to change as FinCEN and other regulatory agencies continue their scrutiny of the Bitcoin network and digital assets generally. To the extent that our business activities cause us to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities would cause us to be deemed a “money transmitter” or equivalent designation under state law in any state in which we may operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, including implementing a know-your-counterparty program and transaction monitoring, maintenance of certain records and other operational requirements.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to “money services businesses” and “money transmitters,” such as monitoring transactions and blocking transactions, because of the nature of the Bitcoin blockchain. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may cease or alter our activities.

If we were deemed to be an investment company under the 1940 Act, applicable restrictions could make it impractical or impossible for us to continue our business as contemplated and could have a material adverse effect on our business, financial condition and results of operations.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is or holds itself out as being, engaged primarily or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act. We intend to conduct our operations so that we will not be deemed an investment company. We believe that we are not and will not be primarily engaged in the business of investing, reinvesting or trading in securities and we do not hold ourselves out as being engaged in those activities. The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. Although public statements by senior officials and the staff of the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (in its current form), such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court.

As a result of our investments and our Bitcoin mining activities, it is possible that the investment securities we hold in the future could exceed 40% of our total assets, exclusive of U.S. government securities and cash items, particularly if the SEC’s position on Bitcoin changes and, accordingly, we could become an inadvertent investment company. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions or exemptions under the 1940 Act. One such exemption, Rule 3a-2 under the 1940 Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. As of the date of this Exhibit, we do not believe we are an inadvertent investment company. If we do become an inadvertent investment company in the future, we may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and/or Bitcoin on hand or liquidating investment securities or Bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner. Liquidating investment securities or Bitcoin could result in losses.

As the Rule 3a-2 exemption is available to a company no more than once every three years and assuming no other exclusion or exemption is available to us, we would have to keep within the 40% limit for at least three years after we relies on Rule 3a-2 and subsequently cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the 1940 Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business and its contracts would become voidable. Registration is time consuming, expensive and restrictive and may require a restructuring of our business and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the 1940 Act regime. The cost of such compliance would result in us incurring substantial additional expenses and the failure to register if required would have a materially adverse impact on our business, financial condition and results of operations. Furthermore, our classification as an investment company could adversely affect our ability to engage in future combinations, acquisitions or other transactions on a tax-free basis.

Our interactions with a blockchain may expose us to specially designated nationals (“SDN”) or blocked persons and new legislation or regulation could adversely impact our business or the market for digital assets.

The Office of Financial Assets Control (“OFAC”) of the U.S. Department of the Treasury requires us to comply with its sanction program and not conduct business with persons named on its SDN list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. We prohibit any transactions with such SDN individuals and take commercially reasonable steps to avoid such transactions, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to transacting in Bitcoin. Moreover, there is a risk that some bad actors will continue to attempt to use digital assets, including Bitcoin, as a potential means of avoiding federally imposed sanctions.

We are unable to predict the nature or extent of new and proposed legislation and regulation affecting the digital asset industry or the potential impact of the use of Bitcoin or other digital assets by SDN or other blocked or sanctioned persons, which could have material adverse effects on our business, financial condition and results of operations and our industry more broadly. Further, we may be subject to investigation, administrative or court proceedings and civil or criminal monetary fines and penalties as a result of any enforcement actions, all of which could harm our business, financial condition and results of operations.

We may be subject to substantial environmental or energy regulation and may be adversely affected by legislative or regulatory changes.

Our business is subject to extensive U.S. and Canadian federal, state, provincial and local laws. Compliance with or changes to, the requirements under these legal and regulatory regimes may cause us to incur significant additional costs or adversely impact our ability to compete on favorable terms with competitors. Our plans and strategic initiatives are based, in part, on our understanding of current environmental and energy regulations, policies and initiatives. If new regulations are imposed or if existing regulations are modified, the assumptions made underlying our plans and strategic initiatives may be inaccurate and we may incur additional costs to adapt our plans, if we are able to adapt them at all, to such changes. Failure to comply with such requirements could result in the shutdown of non-complying operations, the imposition of liens, fines and/or civil or criminal liability, costly litigation or substantial delays or modifications to our operations or strategic initiatives. Changes to these laws and regulations could result in temporary or permanent restrictions on our operations. Compliance with or opposing such regulation, may be costly. In addition, we may be responsible for any on-site liabilities associated with the environmental condition of facilities at which we host our Bitcoin miners, regardless of when the liabilities arose and whether they are now known or unknown.

In addition, there continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business because Bitcoin mining, with its energy demand, may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our business, financial condition and results of operations. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business, financial condition and results of operations.

Increased scrutiny and changing expectations from stakeholders with respect to our practices and the impacts of climate change may result in additional costs or risks.

Companies across many industries are facing increasing scrutiny related to environmental, social and governance (“ESG”) matters. Investor advocacy groups, certain institutional investors, investment funds and other influential investors are increasingly focused on ESG and in recent years have placed increasing importance on the non-financial impacts of their investments. If environmental laws or regulations or industry standards are either changed or adopted and impose significant operational restrictions and compliance requirements on our operations, our business, financial condition and results of operations could be negatively impacted.

We may be adversely affected by physical risks related to climate change and our response to it.

Severe weather events, such as droughts, wildfires, flooding, heat waves, hurricanes, typhoons and winter storms and other natural and manmade events pose a threat to our operations through physical damage to equipment and facilities that host our Bitcoin miners, power supply disruption and long-term effects on the cost of electricity. The frequency and intensity of severe weather events are reportedly increasing as part of broader climate changes. Changes in global weather patterns may also pose long-term risks of physical impacts to our business. We cannot be certain that any plans we have will mitigate the impacts of such disasters or events. Failure to mitigate such events could adversely affect our business, financial condition and results of operations.

We may be involved in legal proceedings from time to time, which could adversely affect us.

From time to time we may be a party to legal and regulatory proceedings, including matters involving governmental agencies or regulators, entities with whom we do business and other proceedings, whether arising in the ordinary course of business or otherwise. We could also be subject to demands or litigation relating to the Mergers. Responding to such demands can be expensive and divert management time and resources. We evaluate our exposure to legal and regulatory proceedings and establish reserves, if required, for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties and contingencies. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liabilities or require us to change our business practices. In addition, the expenses and liabilities of litigation and other proceedings and the timing of these expenses from period to period, are difficult to estimate, subject to change and could adversely affect our business, financial condition and results of operations.

In addition, responding to lawsuits brought against us and governmental inquiries or legal actions that we may initiate may be expensive, time-consuming and disruptive to normal business operations. Moreover, the results of complex legal proceedings and governmental inquiries could adversely affect our business, financial condition and results of operations and we could incur substantial monetary liability and/or be required to change our business practices.

Changes in tax laws or unanticipated tax liabilities could adversely affect our effective income tax rate and profitability.

We are subject to income taxes in various jurisdictions in the United States and Canada and may become subject to taxation in additional jurisdictions as we expand. Our effective tax rate could be adversely affected in the future by several factors, including changes in the valuation of deferred tax assets and liabilities, changes in tax laws and regulations or their interpretations and application, changes in the geographic mix of our earnings and the outcome of income tax audits in any of the jurisdictions in which we operate or are otherwise subject to tax.

A significant change in U.S. or Canadian tax laws and regulations may materially and adversely impact our income tax liability, provision for income taxes and effective tax rate. We regularly assess these matters to determine the adequacy of our income tax provision, which is subject to significant judgment.

In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our tax estimates are reasonable, the outcome of income tax audits and related litigation could be materially different than that reflected in our historical income tax provisions and accruals. There can be no assurance that the resolution of any audits or litigation will not have an adverse effect on our business, financial condition and results of operations.

Intellectual property rights claims may adversely affect the operation of some or all digital asset networks.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets, including Bitcoin and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all digital asset networks’ long-term viability or the ability of end-users to hold and transfer digital assets, including Bitcoin, may adversely affect the value of the Bitcoin we hold as well as our business, financial condition and results of operations. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing some or all digital asset networks or holding or transferring their digital assets. As a result, an intellectual property claim against us or other large digital asset network participants could adversely affect our business, financial condition and results of operations.

Developments regarding the treatment of Bitcoin for applicable U.S. and Canadian federal, state, provincial, local and other tax purposes could adversely impact our business.

Due to the new and evolving nature of Bitcoin and the absence of comprehensive guidance with respect to Bitcoin and related transactions, many significant aspects of the applicable U.S. and Canadian federal, state, provincial, local and other tax treatment of transactions involving Bitcoin, such as the purchase and sale of Bitcoin and the receipt of staking rewards and other digital asset incentives and rewards products, are uncertain and it is unclear what guidance may be issued in the future with respect to the tax treatment of Bitcoin and related transactions.

Current Internal Revenue Service (“IRS”) guidance indicates that for U.S. federal income tax purposes digital assets, including Bitcoin, should be treated and taxed as property and transactions involving the payment of Bitcoin for goods and services should be treated in effect as barter transactions. The IRS has also released guidance to the effect that, under certain circumstances, hard forks and airdrops of digital currencies may give rise to taxable events and guidance with respect to the determination of the tax basis of digital currencies. However, current IRS guidance does not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions. Moreover, although current IRS guidance addresses the treatment of certain hard forks and airdrops, there continues to be uncertainty with respect to the timing and amount of income inclusions for various crypto asset transactions, including staking rewards, other digital asset incentives and reward products. Generally, while current IRS guidance creates a potential tax reporting requirement for any circumstance where the ownership of a Bitcoin passes from one person to another, it preserves the right to apply capital gains treatment to those transactions, which may be favorable for investors in Bitcoin.

There can be no assurance that the IRS will not alter its existing position with respect to digital assets in the future or that Canadian federal or applicable state, provincial, local and other taxing authorities or courts will follow or continue to follow, the approach of the IRS with respect to the treatment of digital assets, including Bitcoin. Generally, any alteration of existing guidance or issuance of new or different guidance may have negative consequences, including the imposition of a greater tax burden on investors in Bitcoin or imposing a greater cost on the acquisition and disposition of Bitcoin. In either case, this may have a negative effect on the trading price of Bitcoin or otherwise negatively impact our business, financial condition and results of operations. In addition, future technological and operational developments that may arise with respect to digital currencies may increase the uncertainty of its treatment for applicable U.S. and Canadian federal, state, provincial, local and other tax purposes.

We may not protect our intellectual property rights and other proprietary rights effectively.

We may not be able to obtain broad protection in the United States, Canada or elsewhere for our current or future intellectual property and other proprietary rights. Protecting our intellectual property rights and other proprietary rights may require significant expenditure of our financial, managerial and operational resources. Any of our intellectual property rights and other proprietary rights, whether registered, unregistered, issued or unissued, may be challenged by others or invalidated through administrative proceedings and/or litigation. Moreover, the steps that we may take to protect our intellectual property and other proprietary rights may not be adequate to protect such rights or prevent third parties from infringing or misappropriating such rights. A third party might try to reverse engineer or otherwise obtain and use our technology without our permission. We cannot guarantee that others will not readily ascertain by proper means the proprietary technology used in or embodied by our services or technology or that others will not independently develop substantially equivalent products, services or technology or that we can meaningfully protect the rights to unpatented products, services or technology. We cannot guarantee that our agreements with our employees, consultants, advisors, sublicensees and strategic partners will provide meaningful protection for our intellectual property and other proprietary rights.

Our intellectual property may infringe claims of third-party intellectual property rights or other proprietary rights, which could adversely affect our business and profitability.

Our commercial success may depend, in part, on our ability to operate without infringing third-party intellectual property rights or other proprietary rights. For example, there may be issued patents of which we are not aware that our services or technology infringe on. Also, there may be patents that we believe that we do not infringe on, but that we may ultimately be found to by a court of law or government regulatory agency. Moreover, patent applications, in some cases, are maintained in secrecy until patents are issued. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our services or technology allegedly infringe on. If a third party brings any claim against us based on third-party intellectual property rights and/or other proprietary rights, we will be required to spend significant resources to defend and challenge such claim, as well as to invalidate any such rights. Any such claim, if initiated against us, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of technical and management personnel, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Ownership of Our Class A Common Stock

The market price of our Class A common stock may be volatile or may decline regardless of our operating performance.

Although Class A common stock is listed on Nasdaq, an active trading market for our Class A common stock may never develop or be sustained. The price that our Class A common stock trades at immediately following the Mergers, or that our common stock traded at prior to the completion of the Mergers, may not necessarily reflect the price at which investors in the market will be willing to buy and sell it on a sustained basis. In addition, an active trading market for our Class A common stock may not develop or, if it is developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of Class A common stock at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling securities and may impair our ability to acquire other businesses or technologies using our securities as consideration, which, in turn, could materially adversely affect our business. The market price of our Class A common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	overall performance of the equity markets;

●	our operating performance and the performance of other similar companies;

●	the published opinions and third-party valuations by banking and market analysts;

●	changes in our projected operating results, if any, that we provide to the public, our failure to meet these projections or changes in recommendations by securities analysts;

●	regulatory or legal developments;

●	the level of expenses related to operations;

●	our failure to achieve our goals in the timeframe we announce;

●	announcements of acquisitions, strategic alliances or significant agreements by us;

●	recruitment or departure of key personnel;

●	the economy as a whole and market conditions in our industry;

●	trading activity by stockholders who may own or transact in significant amounts of our Class A common stock, including upon the expiration on any contractual restrictions on such trading activity;

●	the size of our public float;

●	political uncertainty and/or instability in the United States; and

●	any other factors discussed in this Exhibit.

In addition, the equity markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many digital asset mining and cryptocurrency companies. Stock prices of many digital asset mining and cryptocurrency companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, financial condition and results of operations.

Our multi-class capital structure concentrates voting control with Hut 8 and certain of our other principal shareholders, who have the ability to control the direction of our business and significantly influence all matters submitted to our stockholders for approval.

A number of provisions relating to our multi-class structure of capital stock are rare or otherwise not common among other corporations with multiple class structures. For instance, each share of our Class B Common Stock is entitled to 10,000 votes per share, each share of our Class C common stock, par value $0.0001 per share (“Class C Common Stock”) is entitled to ten (10) votes per share and each share of our Class A common stock is entitled to one vote per share. Additionally, our Amended and Restated Certificate of Incorporation (the “Charter”) provides that transfers by holders of our Class B Common Stock and Class C Common Stock will not result in those shares automatically converting to Class A common stock. Moreover, our Charter does not provide for any automatic conversion of shares of our Class B Common Stock and Class C Common Stock into Class A common stock, regardless of identity of the holders thereof or the size of their holdings of the same. See “Description of Capital Stock” in Exhibit 99.5 to the Current Report.

Hut 8 currently owns approximately 80% of the shares of our Class B Common Stock and a majority of the total combined voting power of our outstanding capital stock. Hut 8, together with our other greater than 5% stockholders, own 89.3% of the shares of our Class B Common Stock, in total representing a majority of the total combined voting power of our outstanding capital stock.

For so long as Hut 8 owns shares of our capital stock that represent a majority of the combined voting power of our outstanding capital stock, it will be able to control any corporate action that requires a stockholder vote, regardless of the vote of any other stockholder (subject to certain limited exceptions for certain class votes). As a result, Hut 8 has (and is expected to continue to have) the ability to control significant corporate activities, including, but not limited to:

●	subject to the provisions of the Investors’ Rights Agreement, the election of the Board and, through the Board, decision-making with respect to our business direction and policies, including the appointment and removal of our officers;

●	acquisitions or dispositions of businesses or assets, mergers or other business combinations;

●	issuances of shares of our Class A common stock, Class B Common Stock and Class C Common Stock and changes to our capital structure generally;

●	corporate opportunities that may be suitable for us and Hut 8, subject to the corporate opportunity provisions in our Charter;

●	financing activities, including the issuance of debt securities and/or the incurrence of other indebtedness generally;

●	stock repurchases or the payment of one-time or recurring dividends; and

●	the number of shares available for issuance under equity incentive plans.

This voting control limits the ability of other stockholders to influence corporate matters and, as a result, we may take actions that stockholders other than Hut 8 do not view as beneficial. This voting control may also discourage or have the effect of delaying, deferring or preventing transactions involving a change of control in us, including transactions in which holders of shares of our Class A common stock might otherwise receive a premium for their shares.

Even if Hut 8 owns shares of our capital stock representing less than a majority of the total combined voting power of our outstanding capital stock, so long as Hut 8 owns shares representing a significant percentage of our total combined voting power, Hut 8 will continue to have the ability to substantially influence these significant corporate activities.

Our multi-class capital structure may adversely affect the trading market for our Class A common stock.

It cannot be determined whether our multi-class structure results in a lower or more volatile market price for our Class A common stock, or gives rise to adverse publicity or other adverse consequences. Certain stock index providers exclude or limit the ability of companies with multi-class share structures from being added to certain of their indices. In addition, several stockholder advisory firms and large institutional investors oppose the use of multiple class structures. As a result, our multi-class capital structure may make us ineligible for inclusion in certain indices and may discourage such indices from selecting us for inclusion, may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure and may result in large institutional investors not purchasing shares of our Class A common stock. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, any exclusion from certain stock indices could result in less demand for our Class A common stock. Any actions or publications by stockholder advisory firms or institutional investors critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A common stock. See “Description of Capital Stock” in Exhibit 99.5 to the Current Report.

Hut 8’s interests may conflict with our interests and the interests of our other stockholders.

Various conflicts of interest between us and Hut 8 could arise. We have five directors, all of whom have been designated by Hut 8 and two of whom are current directors or executive officers of Hut 8 and ABTC. Ownership interests of these individuals and Hut 8 in our capital stock and ownership interests of our directors and officers in Hut 8 capital stock or service by an individual as either a director and/or officer of both companies, could create or appear to create potential conflicts of interest when such individuals are faced with decisions relating to us. These could include:

●	corporate opportunities;

●	the impact that operating or capital decisions (including the incurrence of indebtedness) relating to our business may have on Hut 8’s consolidated financial statements and/or current or future indebtedness (including related covenants);

●	business combinations involving us;

●	our dividend and stock repurchase policies;

●	management stock ownership; and

●	any intercompany agreements and services between us and Hut 8.

Potential conflicts of interest could also arise if we decide to enter into new commercial arrangements with Hut 8 in the future or in connection with Hut 8’s desire to enter into new commercial arrangements with third parties. Additionally, Hut 8 may be constrained by the terms of agreements relating to its indebtedness from taking actions or permitting us to take actions, that may be in our best interest.

Furthermore, disputes may arise between us and Hut 8 relating to our business relationships and these potential conflicts of interest may make it more difficult for us to favorably resolve such disputes, including those related to: tax, employee benefits, indemnification and other matters arising from the Mergers; the nature, quality and pricing of services Hut 8 agrees to provide to us; sales or other disposals by Hut 8 of all or a portion of its ownership interest in us; and business combinations involving us.

We may not be able to resolve any potential conflicts and even if we do, the resolution may be less favorable to the us than if we were dealing with an unaffiliated third party. While we will be controlled by Hut 8, we may not have the leverage to negotiate amendments to our various agreements with Hut 8 (if required) on terms as favorable to us as those we would negotiate with an unaffiliated third party.

We rely on exemptions from certain Nasdaq corporate governance requirements for controlled companies.

Hut 8 owns more than 50% of the combined voting power of our outstanding capital stock, so we are a “controlled company” under the Rules of The Nasdaq Stock Market, LLC (the “Nasdaq Corporate Governance Rules”). As a “controlled company,” we are exempt from compliance with certain marketplace rules related to corporate governance, including that: (i) a majority of the Board must be comprised of “Independent Directors” (as defined in the Nasdaq Corporate Governance Rules), (ii) we must adopt a formal written compensation committee charter and have a compensation committee of at least two members, each of which must be an independent director, and (iii) we must adopt a formal written charter or board resolution addressing the nomination process whereby director nominees are selected either by: (a) Independent Directors constituting a majority of the Board’s Independent Directors in a vote in which only Independent Directors participate or (b) a nominations committee comprised solely of Independent Directors.

We rely on certain “controlled company” exemptions. As a result, we do not have a compensation committee and do not have a nominations committee or independent nominating function. Accordingly, for so long as we remain a “controlled company” and avail ourself of these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the requirements of the Nasdaq Corporate Governance Rules.

Future sales and issuances of our Class A common stock or rights to purchase Class A common stock, including pursuant to the 2025 Plan, could result in dilution and could cause the market price of our Class A common stock to fall.

Additional capital will be needed to continue our planned operations and pursue our strategy. We plan to raise significant amounts of additional capital, including in amounts that may exceed our current estimates of enterprise value and future market capitalization, and may sell common stock, convertible securities or other equity securities in one or more transactions at prices and amounts and in a manner we determine from time to time in order to do so. To the extent we raise additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution and some or all of our financial measures on a per share basis could be reduced. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors are likely to be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders and new investors could gain rights superior to existing stockholders. The perception of, including as a result of any announcement or public knowledge of our intentions, or actual occurrence of, frequent and large capital raising transactions could adversely affect our stock price and increase its volatility.

Pursuant to the 2025 Plan, the Board is authorized to grant stock options and other equity-based awards to our employees, directors and consultants, which equity-based awards would also cause dilution to our stockholders. The number of shares of our Class C Common Stock to be reserved for issuance under the 2025 Plan is equal to approximately 20% of the total number of fully diluted outstanding shares of our common stock at the Closing. In addition, pursuant to the 2025 Plan, the number of shares of our Class C Common Stock reserved for issuance will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2026, and ending on (and including) January 1, 2035, by the lesser of (a) a number of shares of common stock equal to the excess of (i) 20% of the number of issued and outstanding fully diluted shares of common stock on December 31st of the preceding calendar year over (ii) the number of shares reserved for issuance under the 2025 Plan as of such date and (b) such number of shares determined by the Board. Pursuant to this automatic increase and subsequent issuances under the 2025 Plan, stockholders may experience additional dilution, which could cause the market price of our Class A common stock to fall.

Sales of a substantial number of shares of Class A common stock by our stockholders in the public market could cause our Class A common stock price to fall.

Sales of a substantial number of shares of our Class A common stock in the public market or the perception that these sales might occur could significantly reduce the market price of our Class A common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

Sales of these shares of our Class A common stock or perceptions that they will be sold, could cause the trading price of our Class A common stock to decline. In addition, a significant number of shares of our common stock are subject to contractual restriction on resale, and may be sold at or around a similar time upon expiration of such restrictions. We are unable to predict what effect, if any, market sales of securities held by our significant stockholders, directors or officers or the availability of these securities for future sale will have on the market price of our Class A common stock.

We effected the Reverse Stock Split on September 2, 2025, and the liquidity of our Class A common stock may be adversely effected.

On September 2, 2025, we effected a reverse stock split at a ratio of five-for-one of the pre-Mergers Company’s issued and outstanding shares of common stock. The liquidity of the shares of our Class A common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares of our Class A common stock that are outstanding following the Reverse Stock Split, particularly if the market price of our Class A common stock does not increase. There can be no assurance that the share prices of our Class A common stock will attract new investors, including institutional investors. As a result, the trading liquidity and price of our Class A common stock may be adversely affected by the Reverse Stock Split.

Our operating results may fluctuate significantly or fall below the expectations of investors or securities analysts, each of which may cause our Class A common stock price to fluctuate or decline.

It is expected that our operating results will be subject to annual and quarterly fluctuations. Our net income and other operating results will be affected by numerous factors, including:

●	our execution of any collaboration or similar arrangements and the timing of payments we may make or receive under existing or future arrangements or the termination or modification of any such existing or future arrangements;

●	the market price of digital assets, including Bitcoin;

●	additions and departures of key personnel;

●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy; and

●	changes in general market and economic conditions.

If our operating results fall below the expectations of investors or securities analysts, the price of our Class A common stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our Class A common stock to fluctuate substantially.

We incur and will continue to incur increased costs as a result of operating as a public company and our management team is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that Historical ABTC did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and Nasdaq have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and internal control over financial reporting and corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We are subject to the reporting requirements of the Exchange Act, which requires, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition as well as other disclosure and corporate governance requirements. If we are not able to comply with the requirements in a timely manner or at all, our financial condition or the market price of our Class A common stock may be harmed.

Among other things, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our compliance with these requirements will require that we incur substantial accounting and related expenses and expend significant management efforts.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to furnish a report by our management on our internal control over financial reporting, which may include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To the extent that we remain a “smaller reporting company” with less than $100 million in annual revenues, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We dedicate resources and maintain a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite such efforts, there is a risk that neither we nor our independent registered public accounting firm, if required, will be able to conclude that our internal control over financial reporting remains effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

As of June 30, 2025, our disclosure controls and procedures were not effective and we identified a material weakness in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in our control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified related to a lack of sufficient personnel staffing in our accounting and financial reporting department. As a result, we were not able to achieve adequate segregation of duties and were not able to provide for adequate review of the financial statements. Remediation efforts are ongoing. We may not be able to fully remediate the material weakness until internal controls have been operating effectively for a sufficient period of time.

Moreover, we may identify additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. If we cannot provide reliable financial reports, prevent fraud and operate successfully as a public company, investors could lose confidence in the accuracy and completeness of our financial reports, our reputation and operating results may be harmed, the market price of our Class A common stock could decline and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

The historical financial information of Historical ABTC presented herein may not be representative of its results or financial condition if Historical ABTC had been operated as a standalone public company and as a result may not be representative of our results or financial condition.

Historical ABTC did not operate as a standalone company. Prior to the establishment of Historical ABTC, the operations of Historical ABTC were carried out by companies owned or controlled by Hut 8. Historical ABTC’s condensed combined financial statements, representing the historical assets, liabilities, operations and cash flows directly attributable to Historical ABTC, have been prepared on a carve-out basis through the use of a management approach from Hut 8’s consolidated financial statements and accounting records and are presented on a stand-alone basis as if the operations of Historical ABTC have been conducted independently from Hut 8. Historically, separate financial statements have not been prepared for Historical ABTC and it has not operated as a standalone business from Hut 8. Historical ABTC’s results of operations refer to Hut 8’s Bitcoin mining operations, represented by the “Bitcoin mining” sub-segment of Hut 8’s “Compute” segment. The historical results and financial condition of Historical ABTC may be different from those that would have resulted had Historical ABTC been operated as a standalone public company during the applicable periods or at the applicable dates. As a result, the historical financial information of Historical ABTC may not be indicative of our future operating results or financial position.

The unaudited pro forma condensed combined financial information presented by us may not be representative of our results.

The unaudited pro forma condensed combined financial information included in Exhibit 99.8 to the Current Report, has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Mergers been completed as of the date indicated, nor is it indicative of our future operating results or financial position. The unaudited pro forma condensed combined financial information has been derived from our historical financial statements and Historical ABTC’s financial statements and adjustments and assumptions have been made regarding our business and financial position after giving effect to the Mergers. The information upon which these adjustments and assumptions have been made is preliminary and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial information does not reflect all costs that are expected to be incurred by us as an operating company after the Mergers. The assumptions used in preparing the unaudited pro forma condensed combined financial information may not ultimately be accurate and other factors may affect our results and financial condition. The unaudited pro forma condensed combined financial information does not reflect the costs of integration activities contemplated as part of the Mergers. Accordingly, the unaudited pro forma condensed combined financial information does not reflect what our results or financial condition would have been had we and Historical ABTC been a consolidated entity during all periods presented.

Our Charter includes a forum selection clause, which limits our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our Charter provides that the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of us; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; (iii) any action, suit or proceeding arising pursuant to the DGCL or our Charter or our bylaws (the “Bylaws”) (as any of the foregoing may be amended from time to time); (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court or (v) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine.

As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Charter also provides that the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Nothing in our Charter or our Bylaws will preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law. There is uncertainty as to whether a court would enforce the exclusive forum provision in connection with claims arising under the Securities Act, and in any event, our stockholders cannot waive compliance with federal securities laws and the rules and regulations thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. If a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, results of operations and financial condition.

Anti-takeover provisions in our Charter and Bylaws, as well as provisions of Delaware law, could delay or prevent a change of control.

Certain provisions of our Charter and Bylaws could discourage unsolicited takeover proposals that stockholders might consider to be in their best interests. These documents include provisions that, among other things:

●	provide for a classified board of directors, as a result of which the Board is divided into three classes, with each class serving for staggered three-year terms;

●	permit directors to be removed from the Board by stockholders only for cause by the affirmative vote of at least a majority of the combined voting power of the then-outstanding common stock (except that prior to the Voting Threshold Date (as defined herein), directors may be removed by our stockholders with or without cause by an affirmative vote of at least a majority of the combined voting power of the then-outstanding common stock);

●	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

●	authorize the issuance of “blank check” preferred stock without any need for action by stockholders;

●	limit the ability of stockholders to call special meetings of stockholders or to act by written consent in lieu of a meeting (except that prior to the Voting Threshold Date, special meetings of stockholders may be called by our secretary at the request of stockholders holding a majority of the combined voting power of our then-outstanding common stock and stockholder actions may be taken by written consent in lieu of a meeting);

●	require the affirmative vote of at least 66 2/3% of the combined voting power of our then-outstanding common stock, voting as a single class, to amend certain provisions of our Charter; and

●	establish advance notice requirements for nominations for election to the Board or for proposing matters that may be acted on by stockholders at stockholder meetings.

The foregoing factors, as well as the significant ownership of our common stock by Hut 8 and other principal stockholders, could impede a merger, takeover or other business combination or discourage a potential investor from making a tender offer for our common stock, which, under certain circumstances, could reduce the market value of our Class A common stock. Further, we have opted out of Section 203 of the DGCL. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder. See “Description of Capital Stock” in Exhibit 99.5 to the Current Report.

We do not expect to pay dividends on our Class A common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our Class A common stock.

We have never declared or paid any cash dividend on our Class A common stock. Historical ABTC has never declared or paid any cash dividend on Historical ABTC Common Stock. We expect we will retain future earnings for the development, operation and expansion of our business and we do not anticipate declaring or paying any cash dividends for the foreseeable future. There is no guarantee that shares of our Class A common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Key members of our management team have limited experience managing a public company.

Certain of our executive officers have, and other future members of our management team may have, limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. These individuals may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

Our management will have broad discretion in the use of our cash and cash equivalents and may invest or spend these funds in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion over the use of our cash and cash equivalents. You may not agree with these decisions and our use of our cash and cash equivalents may not yield any return on your investment. Our management’s failure to apply these resources effectively could compromise our ability to pursue our growth strategy and we may not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our cash resources.

If equity research analysts do not publish research or reports or publish unfavorable research or reports about us, our business or our market, our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that equity research analysts publish about us and our business. Equity research analysts may elect to not provide research coverage of us and such lack of research coverage may adversely affect the market price of our Class A common stock. In the event we do have equity research analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our Class A common stock could decline if one or more equity research analysts downgrade the stock or issue other unfavorable commentary or research. If one or more equity research analysts cease coverage of us or fail to publish reports on us regularly, demand for our Class A common stock could decrease, which in turn could cause our Class A common stock price or trading volume to decline.